UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2007

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	000-51525 Commission File Number	20-3135053 I.R.S. Employer Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On November 6, 2007, Legacy Bancorp, Inc. (the “Company”), the holding company for Legacy Banks (the “Bank”) announced that Michael A. Christopher (“Mr. Christopher”) will retire as Director, President and Chief Operating Officer of the Company and the Bank, and as a Director of The Legacy Banks Foundation, effective as of January 1, 2008.
Separation Agreement
The Company, the Bank and Mr. Christopher have entered into a Separation Agreement and General Release dated as of November 5, 2007 (the “Separation Agreement”) pursuant to which Mr. Christopher will receive cash compensation equal to $138,476 on January 1, 2008 and a lump sum payout related to his Supplemental Executive Retirement Agreement dated January 1, 2004 equal to $951,076 on July 2, 2008.
The Separation Agreement is filed as Exhibit 10.1 to this Form 8-K and the foregoing summary description of such agreement is qualified in its entirety by reference to the complete text of such agreement.
Consulting Agreement
The Company, the Bank and Mr. Christopher have entered into a Consulting Agreement dated as of November 5, 2007 pursuant to which Mr. Christopher shall provide consulting services to the Boards of Directors of the Company and the Bank for a period of four (4) years following his retirement (the “Consulting Period”). Consulting services to be provided by Mr. Christopher include general strategic and tactical advice in regard to senior management issues and matters relating to the Bank’s commercial lending operations and investment and fiduciary services. The sole compensation for the consulting services shall be the continuation of the vesting of the restricted share award granted to Mr. Christopher pursuant to the Restricted Stock Award Agreement dated as of November 29, 2006. Mr. Christopher shall be subject to certain restrictive covenants, including non-competition, non-solicitation and confidentiality during the Consulting Period.
The Consulting Agreement is filed as Exhibit 10.2 to this Form 8-K and the foregoing summary description of such agreement is qualified in its entirety by reference to the complete text of such agreement.
The Company estimates that fourth quarter expenses related to the Separation Agreement and the Consulting Agreement will result in an after-tax charge of approximately $513,000.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
As stated in Item 1.01 above, the Company has announced that Michael A. Christopher,
President and Chief Operating Officer of the Company and the Bank will retire from his current management positions and as a Director of the Company, the Bank and The Legacy Banks Foundation effective as of January 1, 2007.
The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99 to this Form 8-K and which is incorporated by reference in its entirety.
ITEM 9.01 Financial Statements And Exhibits

Exhibit No. 10.1 -	Separation Agreement dated as of November 5, 2007 by and between Legacy Bancorp, Inc., Legacy Banks and Michael A. Christopher

Exhibit No. 10.2 -	Consulting Agreement dated as of November 5, 2007 by and between Legacy Bancorp, Inc., Legacy Banks and Michael A. Christopher

Exhibit No. 99.1 -	Press Release dated November 6, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
Date: November 6, 2007	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX

10.1	Separation Agreement dated as of November 5, 2007 by and between Legacy Bancorp, Inc., Legacy Banks and Michael A. Christopher

10.2	Consulting Agreement dated as of November 5, 2007 by and between Legacy Bancorp, Inc., Legacy Banks and Michael A. Christopher

99.1	Press release issued by the Company on November 6, 2007.